UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2007

HIRERIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33613	33-0465016
(State or other jurisdiction of	(Commission file number)	(IRS employer identification no.)
incorporation or organization)

5151 California Avenue, Irvine, CA  92617

www.hireright.com

(Address of principal executive offices)

(949) 428-5800

(Telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 31, 2007, HireRight, Inc. (“we” or the “company”) entered into that certain Ninth Amendment to Loan and Security Agreement (the “Amendment”) with Comerica Bank (“Bank”).  The company’s revolving credit facility with Bank was set to expire on December 31, 2007.  Pursuant to the Amendment, Bank agreed to, among other things, (a) extend the maturity date on our $5.0 million revolving credit facility to December 31, 2009, and (b) set the company’s borrowing interest rate under the LIBOR option at Bank’s LIBOR plus one and one quarter percent (1.25%).

A copy of the Amendment is attached to this Current Report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Ninth Amendment to Loan and Security Agreement dated December 31, 2007 between the Company and Comerica Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC.,
a Delaware corporation

Date: January 3, 2008	By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer